SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                    Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                              The Securities Act of 1934

Date of Report (Date of earliest event reported)  July 11, 1996


                            TGC Industries, Inc.

          (Exact name of registrant as specified in its charter)


           Texas                     0-14908             74-2095844

   (State or other                (Commission         (I.R.S. Employer
  jurisdiction of                  File Number)      Identification No.)
   incorporation)


            1304 Summit Avenue, Suite 2, Plano, Texas 75074

             (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code: (214) 881-1099


Item 5.  Other Events

                 On July 11, 1996, TGC Industries, Inc. ("TGC" or
"the Company") completed the initial closing of its private placement of the Company's Series C 8% Convertible Exchangeable Preferred Stock ("Preferred Stock"). In the private placement, TGC offered solely to "Accredited Investors", as defined in Regulation D promulgated under the Securities Act of 1933, a minimum of 960,000 shares ($4,800,000) and a maximum of 1,160,000 shares ($5,800,000) of Preferred Stock. In the initial closing, the Company sold 1,010,750 shares of Preferred Stock for $5,053,750. In addition, certain holders of $300,000 principal amount of subordinated debt of the Company converted such debt into 60,000 shares of Preferred Stock. Prior to the spin-off discussed below, the Company will make a cash contribution to the capital of Chase Packaging Corporation ("Chase"), in the amount of $2,511,331. The Company intends to use the remainder of the net proceeds for the acquisition of certain equipment to be utilized by it in its geophysical operations.

                 The Preferred Stock sold in the private placement entitles the holder to receive cumulative cash dividends as and when declared by the Board of Directors at a rate of 8% per year prior to any dividend or distribution in cash or other property on any class or series of stock junior to the preferred stock. The dividends on the preferred stock are payable as declared by the Board of Directors on January 1 and July 1 of each year, commencing January 1, 1997. The dividends on the preferred stock is cumulative but does not bear interest.

                 The holder of any shares of Preferred Stock has the right at any time to convert the Preferred Stock into fully paid and non-assessable shares of Common Stock of TGC at the conversion price per share of (1) prior to the close of business on July 1, 1998, the conversion price per share of common stock of $.75; (2) after July 1, 1998 and prior to the close of business on July 1, 1999, the conversion price per share of common stock of $1.25, and (3) thereafter, the conversion price per share of common stock of $2.00. A cash adjustment will be paid in lieu of fractional shares.

                 Shares of the preferred stock are exchangeable in whole at the sole option of the Company at any time after January 1, 1998 for the Company's 8% Subordinated Convertible Debentures, Series A ("Debentures") due the later of July 1, 2000 or two years from the date of exchange. This is conditioned upon the Company paying, on or prior to the date of exchange, to the holders of the outstanding shares of preferred stock all accumulated and unpaid dividends to the date of exchange.

                 Effective July 31, 1996, the Company will spin-off its wholly owned subsidiary, Chase, to the holders of record as of the July 15 record date of TGC Common Stock and TGC Preferred Stock. Under the terms of the spin-off, TGC will liquidate Chase with TGC receiving all of Chase's properties and liabilities in cancellation of the Chase stock held by TGC. TGC intends to form a new wholly-owned subsidiary to which will be transferred all of the properties and liabilities previously received by TGC as a result of the liquidation of Chase, except TGC will retain the Portland, Oregon facility which TGC intends to subsequently sell. TGC anticipates that most of the sale proceeds will be applied against the mortgage indebtedness currently encumbering such facility. The new subsidiary will be spun-off to the holders of TGC's Common Stock, and, on an as if converted basis, to the holders of TGC's Series C 8% Convertible Exchangeable Preferred Stock sold in the private placement referenced above. TGC has obtained the approval of the spin-off transaction by the primary lenders to Chase. The holders of TGC's Common Stock and the holders of TGC's Preferred Stock as of the record date of July 15 will receive common stock of Chase on the basis of one-half share of Chase for each share of Common Stock of TGC held as of the record date, or, with respect to the Preferred Stock of TGC held on the record date, one-half share of Chase for each share of Common Stock of TGC as if the preferred stockholder converted. Following the spin-off, the Company anticipates that Chase's common stock will trade over-the-counter and will be quoted on the OTC Bulletin Board. However, no assurance can be given that a market in Chase common stock will develop. The Chase Common Stock will not begin trading until its registration statement with the Securities and Exchange Commission has been declared effective, which is expected to take place in August of 1996. Chase will continue in the specialty packaging business, and TGC will continue in the geophysical services business. The pro forma balance sheet of TGC, reflecting the discontinued operations of Chase, is attached hereto as Exhibit A.

Item 7.  Financial Statements and Exhibits

A. Pro Forma Consolidated Balance Sheet (Unaudited) of TGC Industries, Inc. Reflecting Private Placement and Spin-off at May 31, 1996;

B. Statement of Resolution Establishing and Designating Series C 8% Convertible Exchangeable Preferred Stock of TGC Industries, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           TGC INDUSTRIES, INC.


July 11, 1996                              By: /s/
                                               Rice M. Tilley, Jr.,
                                               Assistant Secretary


                              EXHIBIT "A"

TGC Industries, Inc.
Pro-Forma Balance Sheet
Reflecting Initial Closing of
Private Placement & Spin-Off
of Chase Packaging Corporation
as of May 31, 1996
                                                   INITIAL
                                                   CLOSING
                                   UNAUDITED       PRIVATE      PROCEEDS
                                    May 31,         PLACE-         TO
CURRENT ASSETS                       1996           MENT         CHASE

Cash and Cash Equivalents           151,250    4,511,331(A)    (2,511,331)(F)
Accounts Receivable               1,303,220
Prepaid Expense                     948,514

  Total Current Assets            2,402,984

PROPERTY PLANT & EQUIPT
AT COST

Machinery & Equipment             4,072,147
Less Accum Depreciation          (2,917,816)
                                  1,154,331
Property Held for
   Sale (Net) (H)                 1,334,667
                                  2,488,998

Net Assets of Discontinued
Operations                          320,008

Other Assets (Net)                    1,669

  TOTAL ASSETS                    5,213,659    4,511,331    (2,511,331)

Deferred Sales                      833,720
Accounts Payable                  1,092,282
Accrued Expenses                    611,914
Current Note Payable                 85,293
Private Placement Proceeds          150,000     (150,000) (B)

  Total Current Liabilities       2,773,209

Payable to Chase
Packaging Corporation (H)         1,334,667

LONG-TERM DEBT OBLIGATIONS

Subordinated Convert Debt L/T       365,798     (300,000) (C)

STOCKHOLDERS' EQUITY

Preferred Stock                                1,096,018  (D)
Common Stock                        623,215
Paid-In Capital                   4,697,774    3,865,313  (E)    (2,511,331)(F)
Accumulated Deficit              (4,413,482)
Treasury Stock at Cost
 (66,134 Shares)                   (167,522)

Total Stockholders' Equity          739,985

  TOTAL LIABILITIES & EQUITY      5,213,659    4,511,331    (2,511,331)

                                               PRO FORMA
                                               UNAUDITED
                                 SPIN-OFF        MAY 31,
                                  CHASE           1996

CURRENT ASSETS
Cash and Cash Equivalents                      2,151,250
Accounts Receivable                            1,303,220
Prepaid Expense                                  948,514

  Total Current Assets                         4,402,984

PROPERTY PLANT & EQUIPT
  AT COST

Machinery & Equipment                          4,072,147
Less Accum Depreciation                       (2,917,816)
                                               1,154,331
Property Held for
    Sale (Net) (H)                             1,334,667
                                               2,488,998

Net Assets of Discontinued
       Operations              (320,008) (G)

Other Assets (Net)                                 1,669

  TOTAL ASSETS                 (320,008)       6,893,651


Deferred Sales                                   833,720
Accounts Payable                               1,092,282
Accrued Expenses                                 611,914
Current Note Payable                              85,293
Private Placement Proceeds

  Total Current Liabilities                    2,623,209

Payable to Chase
Packaging Corporation (H)                      1,334,667

LONG-TERM DEBT OBLIGATIONS

Subordinated Convert Debt L/T                     65,798

STOCKHOLDERS' EQUITY

Preferred Stock                                1,096,018
Common Stock                                     623,215
Paid-In Capital                   (320,008)(G) 5,731,748
Accumulated Deficit                           (4,413,482)
Treasury Stock at Cost
  (66,134 Shares)                               (167,522)

Total Stockholders' Equity                     2,869,977

  TOTAL LIABILITIES & EQUITY      (320,008)    6,893,651


              NOTES TO CONSOLIDATED PRO-FORMA BALANCE SHEET

The following items are explanations to the adjustments to the unaudited balance sheet at May 31, 1996, in order to arrive at the pro-forma balance sheet as of May 31, 1996, reflecting the initial closing of the private placement and the spin-off of Chase Packaging Corporation ("Chase").

Item (A). The initial closing of the private placement will result in net proceeds to TGC Industries, Inc. ("TGC") of $4,511,331. This is gross proceeds of $5,053,750 less previously advanced proceeds of $150,000, sales commissions and expenses of $392,419.

Item (B). This is the amount of private placement proceeds advanced to TGC prior to the initial closing of the private placement.

Item (C). The principal amount certain holders of subordinated debt of TGC are converting into 60,000 shares of preferred stock.

Item (D). The number of $1 par preferred shares issued upon the initial closing of the private placement. Gross proceeds represent 1,010,750 shares, conversion of debt 60,000 shares, and 25,268 shares represent payment of sales commissions on one-half of the gross proceeds at the rate of 5%.

Item (E). Gross proceeds of $5,053,750 plus the debt conversion of $300,000 less the $1 par preferred stock of $1,096,018 and the sales commissions and expenses of $392,419.

Item (F). Net cash proceeds to TGC of $4,511,331, of which $2,000,000 will be retained by TGC for the acquisition of certain equipment to be utilized by it in its geophysical operations. The balance of $2,511,331 will be a cash contribution to the capital of Chase.

Item (G). Represents the net assets of Chase as of May 31, 1996, which will be spun off effective July 31, 1996.

Item (H). The property held for sale is the Portland, Oregon facility of Chase. TGC intends to subsequently sell this facility and anticipates that most of the sales proceeds will be applied against the mortgage indebtedness currently encumbering such facility. The payable to Chase will not be paid until the facility has been sold and the proceeds received by TGC.





                                  EXHIBIT "B"

                       Statement of Resolution Establishing
                            Series of Preferred Stock
                                       of

                              TGC Industries, Inc.


       Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, the undersigned Corporation submits the following statement for the purpose of establishing and designating its Series C 8% Convertible Exchangeable Preferred Stock, and fixing and determining the preferences, limitations, and relative rights thereof:

            1.       The name of the Corporation is TGC Industries,
Inc.; and

            2. The resolution establishing and designating the Series C 8% Convertible Exchangeable Preferred Stock and fixing and determining the preferences, limitations, and relative rights thereof is attached as Exhibit "A" hereto and incorporated herein by reference. Such resolution was duly adopted by all necessary action on the part of the Corporation at special meetings of the Board of Directors of the Corporation held on May 10, 1996, and June 24, 1996.

       Dated July 8, 1996.


                                           TGC INDUSTRIES, INC.


                                           By: /s/
                                               Rice M. Tilley, Jr.,
                                               Assistant Secretary



                           STATEMENT OF RESOLUTION ESTABLISHING
                           SERIES C 8% CONVERTIBLE EXCHANGEABLE
                                  PREFERRED STOCK OF

                                 TGC INDUSTRIES, INC.

       Pursuant to the provisions of Article 2.13 of the Texas
Business Corporation Act, TGC, Industries, Inc., a Texas corporation (the "Corporation" or the "Company"), has adopted the following resolution by all necessary action on the part of the Corporation at special meetings of the Board of Directors on May 10, 1996, and June 24, 1996, authorizing the creation and issuance of a series of preferred stock designated as Series C 8% Convertible Exchangeable Preferred Stock:

       RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article 4.b of the Corporation's Certificate of Restated Articles of Incorporation, as amended, a series of preferred stock of the Corporation be, and it is hereby, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated
       Series C 8% Convertible Exchangeable Preferred Stock (the "Preferred Stock"), to consist of 1,250,000 shares, to be offered in a private placement at $5.00 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be (in addition to those set forth in the Corporation's Certificate of Incorporation, as amended) as follows:

       1. Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified.

       Common Stock. The term "Common Stock" shall mean all shares now or hereafter authorized of any class of Common Stock of the Corporation and any other stock of the Corporation, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

       Conversion Date. The term "Conversion Date" shall have the meaning set forth in subparagraph 3(e) below.

       Conversion Ratio. The term "Conversion Ratio" shall mean the ratio used to determine the number of shares of Common Stock deliverable upon conversion of the Preferred Stock, subject to adjustment in accordance with the provisions of paragraph 3 below.

       Issue Date. The term "Issue Date" shall mean the date that shares of Preferred Stock are first issued by the Corporation.

       Market Price. The term "Market Price" shall have the meaning set forth in subparagraph 3(h) below.

       Private Placement Memorandum.  The term "Private Placement
Memorandum" shall mean the Confidential Private Placement Memorandum dated May 15, 1996, as amended, and related documents, pursuant to which the Corporation is offering the Preferred Stock.

       Subsidiary. The term "Subsidiary" shall mean any corporation of which shares of stock possessing at least a majority of the general voting power in electing the board of directors are, at the times as of which any determination is being made, owned by the Corporation, whether directly or indirectly through one or more Subsidiaries.

       2. Dividends. The Preferred Stock shall have the following dividend rights:

              (a) Declaration of Dividends. The holders of shares of Preferred Stock shall be entitled to receive cumulative cash dividends, when and as declared by the Board of Directors out of funds legally available therefor, at a rate of eight percent (8%) per annum and no more ($0.40 per share per annum based on a price per share of $5.00), before any dividend or distribution in cash or other property (other than dividends payable in stock ranking junior to the Preferred Stock as to dividends and upon liquidation, dissolution or winding-up) on any class or series of stock of the Corporation ranking junior to the Preferred Stock as to dividends or on liquidation, dissolution or winding-up shall be declared or paid or set apart for payment.

              (b) Payment of Dividends. Dividends on the Preferred Stock shall be payable, when and as declared by the Board of Directors on January
1 and July 1 of each year, commencing January 1, 1997 (each such date being hereinafter individually a "Dividend Payment Date" and collectively the "Dividend Payment Dates"), except that if such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately preceding calendar day which is not a Saturday, Sunday or legal holiday, to holders of record as they appear on the books of the Corporation on such respective dates, not exceeding sixty days preceding such Dividend Payment Date, as may be determined by the Board of Directors in advance of the payment of each particular dividend. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date as may be fixed by the Board of Directors of the Corporation. Dividends declared and paid in arrears shall be applied first to the earliest dividend period or periods for which any dividends remain outstanding. The amount of dividends payable per share of this Series for each dividend period shall be computed by dividing the annual rate of eight percent (8%) by two (2). Dividends payable on this Series for the initial period and for any period less than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months.

              (c) Dividends Cumulative. Preferred Stock shall be cumulative and accrue from and after the date of original issuance thereof, whether or not declared by the Board of Directors. Accrued dividends shall not bear interest.

              (d) Dividend Restriction. No cash dividend may be declared on any other class or series of stock ranking on a parity with the Preferred Stock as to dividends in respect of any dividend period unless there shall also be or have been declared on the Preferred Stock like dividends for all quarterly periods coinciding with or ending before such semi-annual period, ratably in proportion to the respective annual dividend rates fixed therefor.

       3. Conversion Rights. The Preferred Stock shall be convertible into Shares of Common Stock as follows:

              (a) Conversion Right. The holder of any shares of Preferred Stock shall have the right, at such holder's option, at any time to convert any of such shares of Preferred Stock into fully paid and nonassessable shares of Common Stock at the Conversion Ratio provided for in subparagraph 3(d) below by surrendering shares of Preferred Stock for conversion in accordance with subparagraph 3(e) below.

              (b) Continuance of Conversion Right. The Conversion Right set forth above will continue so long as such Preferred Stock is outstanding with respect to any stock not (i) redeemed in accordance with the terms of paragraph 7, or (ii) exchanged pursuant to the terms of paragraph 9, prior to the exercise of such conversion right.

              (c) Surrender of Shares on Exercise of Conversion Right. In the event that any holder of shares of Preferred Stock surrenders such shares for conversion, such holder will be issued the number of shares of Common Stock to which such holder is entitled pursuant to the provisions of subparagraph 3(d) in the manner provided for in subparagraph 3(e). The shares of Preferred Stock deemed to have been surrendered will have the status described in paragraph 11 below.

              (d) Conversion Ratio. Each share of Preferred Stock may, at the discretion of the holder thereof, be converted into shares of Common Stock of the Corporation at the conversion price per share of
(i) prior to the close of business on July 1, 1998, the conversion price per share of Common Stock of Seventy-Five Cents ($0.75), (ii) after July 1, 1998 and prior to the close of business on July 1, 1999, the conversion price per share of Common Stock of One Dollar and Twenty-Five Cents ($1.25), and
(iii) thereafter, the conversion price per share of Common Stock of Two Dollars ($2.00), as such conversion price may be adjusted and readjusted from time to time in accordance with subparagraph 3(g) hereof (such conversion price, as adjusted and readjusted and in effect at any time, being herein called the "Conversion Price" or the "Conversion
Ratio"), into the number of fully paid and non-assessable shares of Common Stock determined by dividing (x) the $5.00 per share price of the Preferred Stock to be so converted by (y) the Conversion Price in effect at the time of such conversion. The Conversion Ratios referred to above will be subject to adjustment as set forth in subparagraph 3(g).

              (e) Mechanics of Conversion. The holder of any shares of Preferred Stock may exercise the conversion right specified in subparagraph 3(a) by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted. Conversion shall be deemed to have been effected upon receipt of the certificate or certificates for the shares to be converted accompanied by written notice of election to convert specifying the number of shares to be converted. The date of such receipt is referred to herein as the "Conversion Date." As promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Preferred Stock to the Corporation or any transfer agent of the Corporation) the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in subparagraph 3(f). The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered.

              (f) Fractional Shares. No fractional Shares or scrip shall be issued upon conversion of shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price.

              (g) Conversion Ratio Adjustments. The Conversion Ratio shall be subject to adjustment from time to time as follows:

                     (i) Stock Dividends, Subdivisions, Reclassifications or Combinations. If the Corporation shall (x) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (y) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (z) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Ratio in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Ratio shall be made whenever any event specified above shall occur.

                     (ii) Other Distributions. In case the Corporation shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (w) of shares of any class other than its Common Stock or (x) of evidence of indebtedness of the Corporation or any Subsidiary or (y) of assets (excluding cash dividends or distributions, and dividends or distributions referred to in subparagraph 3(g)(i) above), or (z) of rights or warrants, in each such case the Conversion Ratio in effect immediately prior thereto shall be immediately thereafter proportionately adjusted for such distribution so that the holder of Preferred Stock would be entitled to receive the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of what he would have been entitled to receive had such Preferred Stock been converted prior to such distribution. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Conversion Ratio then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Conversion Ratio which would then be in effect if such record date had not been fixed.

                     (iii) Consolidation, Merger, Sale, Lease or Conveyance. In case of any consolidation with or merger of the Corporation with or into another corporation or entity, or in case of any sale, lease or conveyance to another corporation or entity of the assets of the Corporation as an entirety or substantially as an entirety, each share of Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the shares of Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Preferred
Stock.

              (h) Market Price. The Market Price shall mean the daily closing price per Share (as adjusted for any stock dividend, split, combination or reclassification that took effect during the period under consideration). The closing price for each day shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the closing sale price for such day reported by NASDAQ, if the Common Stock is traded over-the-counter and quoted in the National Market System, or if the Common Stock is so traded, but not so quoted, the average of the closing reported bid and asked prices of the Common Stock as reported by NASDAQ or any comparable system or, if the Common Stock is not listed on NASDAQ or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If the Common Stock is not traded in such manner that the quotations referred to above are available, Market Price per Share shall be deemed to be the fair value as determined by the Board of Directors, irrespective of any accounting treatment.

              (i) Statement Regarding Adjustments. Whenever the Conversion Ratio shall be adjusted as provided in subparagraph 3(g), the Corporation shall forthwith file, at the office of any transfer agent for the Preferred Stock and at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Conversion Ratio that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of shares of Preferred Stock at its address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of subparagraph 3(j).

              (j) Notice to Holders. In the event the Corporation shall propose to take any action of the type described in clause (i), (ii) or (iii) of subparagraph 3(g), the Corporation shall give notice to each holder of shares of Preferred Stock, in the manner set forth in subparagraph 3(i), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Ratio and the number, kind or class of shares which shall be deliverable upon conversion of shares of Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

              (k) Treasury Stock. For the purposes of this paragraph 3, the sale or other disposition of any Common Stock theretofore held in the Corporation's treasury shall be deemed to be an issuance thereof.

              (l) Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Preferred Stock in respect of which such shares are being issued.

              (m) Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Preferred Stock.

              (n) Approvals. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any shares of Common Stock into which the shares of Preferred Stock are then convertible are listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all such shares issuable upon conversion.

              (o) Valid Issuance. All shares of Common Stock which may be issued upon conversion of the shares of Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result.

       4. Voting Rights. The holders of the shares of the Preferred Stock will be entitled to one vote per share of Preferred Stock held by them to vote upon all matters which the holders of shares of the Company's Common Stock shall have the right to vote. In all cases, as a matter of law, where the holders of shares of Preferred Stock shall have the right to vote separately as a class, such holders will also be entitled to one vote per share of Preferred Stock held by them.

       The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Preferred Stock, voting as a class, will be required to (i) authorize, create or issue, or increase the authorized or issued amount of, shares of any class or series of stock ranking prior to the Preferred Stock, either as to dividends or upon liquidation, or (ii) amend, alter or repeal (whether by merger, consolidation or otherwise) any provisions of the Company's
Articles of Incorporation or of the Statement of Resolution establishing this series of Preferred Stock so as to materially and adversely affect the preferences, special rights or powers of the Preferred Stock; provided, however, that any increase in the authorized preferred stock or the creation and issuance of any other series of preferred stock ranking on a parity with or junior to the Preferred Stock shall not be deemed to materially and adversely affect such preferences, special rights or powers.

       5. Liquidation Rights. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of this series of Preferred Stock shall be entitled to receive, before any payment or distribution of the assets of the Corporation or proceeds thereof (whether capital or surplus) shall be made to or set apart for the holders of the Common Stock or any other class or series of stock ranking junior to the shares of this series of Preferred Stock upon liquidation, the amount of $5.00 per share, plus a sum equal to all dividends on such shares (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution, but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of the Preferred Stock and any other class or series of preferred stock ranking on a parity with the Preferred Stock as to payments upon liquidation, dissolution or winding-up shall be insufficient to pay in full the preferential amount aforesaid, then such assets or the proceeds thereof shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this paragraph
5, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation to, or a consolidation or merger of the Corporation with, one or more corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary.

       6.     Registration Rights.

              (a) Registration on Request. Upon the written request of any holder or holders of at least 25% in the aggregate number of shares of the Preferred Stock and/or shares of Common Stock ("Shares") issued upon conversion of such Preferred Stock (provided that in computing such 25% amount the number of shares of Preferred Stock and Common Stock shall be weighted proportionately taking into account the Conversion Ratio with respect to which such shares of Common Stock were issued upon conversion), which request shall state the intended method of disposition by such holder or holders and shall request that the Company effect the registration of all or part of such Shares, or the Shares issuable upon the conversion of such Preferred Stock, or both, under the Securities Act of 1933, as amended (the "Act"), the Company will promptly give written notice of such requested registration to all holders of outstanding Preferred
Stock and Shares, and thereupon will use its best efforts to effect the registration under the Act of:

       (i) the Shares which the Company has been so requested to register, for disposition in accordance with the intended method of disposition stated in such request, and

       (ii) all other outstanding Shares, or Shares issuable upon the conversion of Preferred Stock, the holders of which shall have made written request (stating the intended method of disposition of such securities by such holders) to the Company for registration thereof within thirty (30) days after the receipt of such written notice from the Company, all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) by the holders of the Shares so registered and to maintain such registration in effect for a period of twenty-four (24) months from the closing of the private placement under the Private Placement Memorandum; provided, that the Company shall not be required to register or use its best efforts to effect any registration of Shares under the Act pursuant to this paragraph 6(a) more than once.

       The Company shall have no obligation to register or use its best efforts to effect any registration of Shares under the Act pursuant to this paragraph 6 which would be in conflict with the obligations of any holder or holders of Preferred Stock and/or Shares under any confidentiality agreement between such holder or holders and the Company entered into in connection with the offering of the Preferred Stock to such holder or holders.

              (b) Incidental Registration. If the Company at any time proposes to register any of its securities under the Act (otherwise than pursuant to paragraph 6(a) and other than a registration on Form S-8, or the form, if any, which supplants such Form), it will at such time give written notice to all holders of outstanding Preferred Stock and Shares of its intention to do so and, upon the written request of any such holder made within thirty (30) days after the receipt of any such notice (which request shall specify the Shares intended to be disposed of by such holder and state the intended method of disposition thereof), the Company will use its best efforts to cause all such outstanding Shares, or Shares issuable upon the conversion of Preferred Stock, the holders of which shall have so requested the registration thereof, to be registered under the Act to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Shares so registered; provided that, if in the good faith judgment of the managing underwriter or underwriters of a then proposed public offering of the Company's securities, such registration of such Shares would materially and adversely affect such public offering, then in such event the number of Shares and other securities to be registered by the Company shall each be proportionally reduced to such number as shall be acceptable to the managing underwriter.

              (c) Registration Procedures. If and whenever the Company is required to use its best efforts to effect or cause the registration of any Shares under the Act as provided in this paragraph 6, the Company will, as expeditiously as possible:

       (i)    prepare and file with the Securities and Exchange
Commission (the "Commission") a registration statement with respect to such Shares and use its best efforts to cause such registration statement to become effective;

       (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period not exceeding twenty-four (24) months from the closing of the private placement under the Private Placement Memorandum as may be necessary to comply with the provisions of the Act with respect to the disposition of all Shares covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

       (iii) furnish to each seller of such Shares such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement
(including each preliminary prospectus and, if any seller shall so request, a summary prospectus), in conformity with the requirements of the Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Shares owned by such seller;

       (iv) use its best efforts to register or qualify such Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request and as agreed to by the Corporation, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Shares owned by such seller; and

       (v) notify each seller of any such Shares covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act within the period mentioned in subdivision (b) of this paragraph 6(c), of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

              (d)    Registration Expenses.    All expenses incident to the
Company's performance of or compliance with this paragraph 6, including, without limitation, all registration and filing fees, fees and expenses of complying with securities or blue sky laws, printing expenses and fees and disbursements of counsel for the Company and of independent pubic accountants, but excluding underwriting commissions and discounts, shall be borne by the Company.

              (e)    Indemnification.

       (i)    In the event of any registration of any Restricted
Shares under the Act pursuant to this paragraph 6, the Company will, to the extent permitted by law, indemnify and hold harmless the seller of such Shares and each underwriter of such securities and each other person, if any, who controls such seller or underwriter within the meaning of the Act, against any losses, claims, damages, or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon
(x) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically for use in the preparation thereof.

       (ii) The Company may require, as a condition to including any Shares in any registration statement filed pursuant to paragraph 6(c), that the Company shall have received an undertaking satisfactory to it from the prospective seller of such Shares and from each underwriter of such Shares, to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph 6(e)(i)) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and any person who controls the Company within the meaning of the Act, with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, or supplement.

       (iii) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding subparagraphs of this paragraph 6(e), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided therein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this paragraph 6(e). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

       7.     Redemption Rights.

              (a) Company's Redemption Option. Except for any redemption which the Company would be prohibited from effecting under applicable law, and provided the shares of Preferred Stock of a holder have not earlier been converted or exchanged in accordance with the provisions hereof, the shares of Preferred Stock may be redeemed by the Company, in whole or in part, at the option of the Company upon written notice by the Company to the holders of Preferred Stock at any time after July 1, 2000, in the event that the Preferred Stock of one or more holders has not been converted or exchanged pursuant to the terms hereof on or before such date. The Company shall redeem each share of Preferred Stock of such holders within thirty (30) days of the Company's delivery of the above notice to such holders and such holders shall surrender the certificate(s) representing such shares of Preferred Stock. For any partial redemptions the Company shall redeem shares in proportion to the number of shares held by each holder. The redemption amount shall be $5.00 per share, plus in each case accrued and unpaid dividends thereon to the date of payment of such amount (the total sum so payable on any such redemption being herein referred to as the "redemption price"); provided, however, that for any such redemption which is effected (i) on or after July 1, 2001 but prior to July 1, 2002, a premium of ten percent (10%) of the per share amount of such Preferred Stock shall be paid per share (i.e. $0.50 per share of Preferred Stock), (ii) on or after July 1, 2002 but prior to July 1, 2003, a premium of 20% per share (i.e. $1.00 per share); (iii) on or after July 1, 2003 but prior to July 1, 2004, a premium of 30% per share
(i.e. $1.50 per share); (iv) on or after July 1, 2004 but prior to July 1, 2005, a premium of 40% per share (i.e. $2.00 per share); and on or after July 1, 2005 a premium of 50% per share (i.e. $2.50 per share).

              (b) Redemption Notice. Notice of any redemption pursuant to this paragraph 7 shall be mailed to the party or parties required to receive such notice at the principal office or residence address for such party or parties. Each such notice shall state: (1) the election of the redemption option and the facts which give rise to such option; and (2) the number of shares of Preferred Stock which are being elected to be redeemed. From and after the date of the Company's payment of the redemption price to such holder or holders in accordance with such redemption notice (the "redemption date"), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends and distributions shall cease to accrue from and after the redemption date, and all rights of such holder or holders of the shares of Preferred Stock as a stockholder of the Corporation with respect to such shares, shall cease and terminate.

       8. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Corporation's Certificate of Incorporation. The shares of Preferred Stock shall have no preemptive or subscription rights.

       9. Exchange. The shares of Preferred Stock shall be subject to the following exchange provisions:

              (a)    Exchange for Debentures.  Shares of Preferred
Stock are exchangeable in whole by the Corporation, at its sole option, at any time for the Corporation's 8% Subordinated Convertible Debentures,
Series A due the later of July 1, 2000 or two years from the date of exchange, as described in the Corporation's Private Placement Memorandum; provided that on or prior to the date of exchange the Corporation shall have paid to the holders of outstanding shares of Preferred Stock all accumulated and unpaid dividends to the date of exchange; and further provided that the Corporation may not exercise such exchange option prior to January 1, 1998. Holders of outstanding shares of Preferred Stock will be entitled to receive $5.00 principal amount of Debentures in exchange for each share of Preferred Stock held by them at the time of exchange; provided, however, that for any such exchange which is effected on or after July 1, 2001, the principal amount of Debentures exchanged for each share of Preferred Stock shall include a premium as follows: (i) on or after July 1, 2001 but prior to July 1, 2002, a premium of ten percent (10%) of the principal amount of the Debenture per share (i.e. $0.50 per share of Preferred Stock, equal to a Debenture in the amount of $5.50 per share), (ii) on or after July 1, 2002 but prior to July 1, 2003, a premium of 20% per share (i.e. $1.00 per share, equal to a Debenture in the amount of $6.00 per share); (iii) on or after July 1, 2003 but prior to July 1, 2004, a premium of 30% per share (i.e. $1.50 per share, equal to a Debenture in the amount of $6.50 per share);
(iv) on or after July 1, 2004 but prior to July 1, 2005, a premium of 40%
per share (i.e. $2.00 per share, equal to a Debenture in the amount of $7.00 per share); and on or after July 1, 2005 a premium of 50% per share (i.e. $2.50 per share, equal to a Debenture in the amount of $7.50 per share). The Corporation will mail to each holder of record of the shares of Preferred Stock written notice of its intention to exchange no less than thirty (30) nor more than sixty (60) days prior to the date fixed for the exchange (the "exchange date"). Each such notice shall state: (i) the exchange date, (ii) the place or places where certificates for such shares are to be surrendered for exchange into Debentures and (iii) that dividends on the shares to be exchanged will cease to accrue on such exchange date.
The terms of the Debentures are set forth in the Private Placement Memorandum and "Exhibit B" thereto. The Corporation will pay interest on the Debentures at the rate and on the dates specified in such Debentures from the exchange date.

              (b)    Status of Preferred Stock Following Exchange.
If notice has been mailed as aforesaid, from and after the exchange date (unless default shall be made by the Corporation in issuing Debentures in exchange for shares of Preferred Stock or in making the final dividend payment on the outstanding shares of Preferred Stock on the exchange date), dividends on the shares of Preferred Stock shall cease to accrue, and such shares shall no longer be deemed to be issued and outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Debentures) shall cease and terminate. Upon surrender in accordance with said notice of the certificates for any shares so exchanged (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be exchanged by the Corporation into Debentures as aforesaid and the holders thereof shall sign the Debenture Agreement with respect to such Debentures in the form attached as Exhibit "B" to the Private Placement Memorandum.

              (c) Conversion Price for Debentures. The conversion price per share equivalent to the Conversion Ratio on any exchange date shall be the initial conversion price for the Debentures.

       10. Severability of Provisions. If any right, preference or limitation of the Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation herein set forth shall be deemed enforceable and not dependent upon any other such right, preference or limitation unless so expressed herein.

       11.    Status of Reacquired Shares.  Shares of Preferred
Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Texas) have the status of authorized and unissued shares of Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.

                                                       [END]